UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 20, 2024
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GoodRx Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (855) 268-2822
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On February 20, 2024, GoodRx, Inc. (“GoodRx”), an indirect wholly-owned subsidiary of GoodRx Holdings, Inc. (the “Company”), entered into the Fifth Amendment to First Lien Credit Agreement (the “Fifth Amendment”), by and among GoodRx, as borrower, GoodRx Intermediate Holdings, LLC and the other guarantors party thereto (collectively, together with GoodRx, the “Loan Parties”), Barclays Bank PLC, as administrative agent, and the lenders and other parties party thereto, in order to amend its First Lien Credit Agreement, dated as of October 12, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), to, among other things, extend the maturity date of its $100.0 million revolving credit facility thereunder from October 11, 2024 to July 11, 2025. All other material provisions of the Credit Agreement, including the terms of the Loan Parties’ obligations under the Credit Agreement’s term loan facility, were unchanged by the Fifth Amendment. In connection with the Fifth Amendment, GoodRx paid an extension fee equal to 0.125% of the revolving commitments of each extending revolving lender.
Certain lenders party to the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company, its subsidiaries and/or its affiliates. They have received, and may in the future receive, customary fees and commissions for these transactions.
The foregoing descriptions of the Fifth Amendment and the changes made to the Credit Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed, on January 16, 2024, the Company determined that the role currently held by Raj Beri, the Company's Chief Operating Officer, would be eliminated and the Company’s Board of Directors removed Mr. Beri as Chief Operating Officer, effective as of February 15, 2024 (the “Separation Date”).
In connection with Mr. Beri’s departure from the Company, on February 23, 2024, GoodRx entered into a Separation Agreement & Release with Mr. Beri (the “Separation Agreement”). The Separation Agreement will become effective on March 2, 2024 (the “Effective Date”) if it is not properly revoked by Mr. Beri in writing before such date. Pursuant to the Separation Agreement, Mr. Beri will be entitled to the following benefits upon the Effective Date:

•cash severance payments of (i) $500,000, representing 12 months of Mr. Beri’s base salary, (ii) $500,000, representing Mr. Beri’s full target annual cash performance bonus amount for 2024, and (iii) $134,000, representing the balance of Mr. Beri’s unearned retention bonus pursuant to that certain letter agreement, dated May 30, 2023, by and between GoodRx and Mr. Beri;
•a discretionary cash bonus payment of $375,000;
•immediate vesting of Mr. Beri’s unvested stock options to purchase up to 111,776 shares of the Company’s Class A common stock at an exercise price of $5.94 per share (the “Accelerated Options”);
•an extension of up to 12 months after the Separation Date for Mr. Beri to exercise his vested and exercisable stock options to purchase (i) up to 782,433 shares of the Company’s Class A common stock at an exercise price of $5.94 per share (which, for the avoidance of doubt, includes the Accelerated Options) and (ii) up to 129,797 shares of the Company’s Class A common stock at an exercise price of $5.53 per share; and
•company-reimbursed COBRA continuation coverage premiums for a period of 12 months following the Separation Date.

All of the foregoing cash payments shall be less applicable taxes, withholdings and deductions and shall be payable within 30 days of the Effective Date.

In exchange for the consideration provided in the Separation Agreement, Mr. Beri has agreed to, among other things, a general release of claims whereby Mr. Beri has agreed to release and discharge GoodRx and its related parties from any and all claims and causes of action arising out of, or in any way related to, agreements, events, acts or conduct at any time prior to and including the Effective Date, except for such claims and causes of actions that by law cannot be waived. The Separation Agreement also contains a non-disparagement clause and certain other customary provisions.

Mr. Beri continues to be subject to a proprietary information and invention assignment agreement containing confidentiality, intellectual property assignment and other covenants.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

10.1†
Fifth Amendment to First Lien Credit Agreement, by and among GoodRx, Inc., as borrower, GoodRx Intermediate Holdings, LLC and the other guarantors party thereto, Barclays Bank PLC, as administrative agent, and the lenders and other parties party thereto, dated February 20, 2024

10.2†	Separation Agreement & Release, by and between GoodRx, Inc. and Raj Beri, dated February 22, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date:	February 23, 2024	By:	/s/ Karsten Voermann
Name: Karsten Voermann Title: Chief Financial Officer